UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2024
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VOLATO GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1954 Airport Road, Suite 124
Chamblee, GA 30341
(Address of principal executive offices) (zip code)
844-399-8998
Registrant’s telephone number, including area code
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOAR.WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 2, 2024, 2024, Volato Group, Inc. (“Volato”), entered into an Aircraft Management Services Agreement (the “Agreement”) with flyExclusive, Inc. (“FLYX”). Pursuant to the Agreement, Volato engaged FLYX as an independent contractor to provide certain aircraft management services and agreed that FLYX will be the exclusive provider of such services to Volato. As consideration payable to FLYX for providing the services, FLYX will be entitled to retain the excess of revenue collected over expenses in connection with its delivery of services under the Agreement.

The Agreement has a term of twelve months and may be terminated by FLYX immediately upon a breach of the Agreement by Volato or upon 30 days’ written notice to Volato. During the term of the Agreement, certain Volato employees will provide consulting services to FLYX, including consulting services related to software development, sales, and other professional services. The cost to FLYX of these consulting services will be the current salaries and benefits of the Volato employees engaged to provide the services. Volato has also agreed to grant FLYX a non-exclusive license to Volato’s proprietary software, in exchange for a monthly fee to be paid by FLYX.

As part of the Agreement, Volato has granted FLYX the right to cause Volato to merge with and into (the “Merger”) a wholly owned subsidiary of FLYX (the “Option”). The term of the Option will expire twelve months from the date of the Agreement, provided, however, that the term of the Option will continue until the closing or abandonment of the Merger by either or both parties. Any Merger is subject to a fully executed, mutually agreed upon definitive merger agreement and any required regulatory, board of directors, and shareholder approvals for both FLYX and Volato. Consideration for the Merger may be in the form of FLYX’s common stock or cash, in FLYX’s discretion. The purchase price for the Merger would be based on the volume-weighted average price of Volato's common stock for the 30 trading-day period prior to the earlier of the public announcement of (1) the exercise by FLYX of its exercise of the Option, or (2) the signing of a definitive merger agreement.

The Agreement also contains customary terms regarding expenses, employees, confidentiality of business information, limitation of liability, and indemnification for certain losses.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Aircraft Management Services Agreement, dated September 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 3, 2024

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer